BYLAWS
OF
ECOFARMS INTERNATIONAL, INC.

ARTICLE I. OFFICES

Section 1.	Principal Office. The principal office of the corporation shall be located in the City of Redwood, CA.

Section 2.	Registered Office. The registered office of the corporation required by law to be maintained in the State of Nevada may be, but need to be, identical with the principal office.

Section 3.

Other Offices. The corporation may have offices at such other places, either within or without the State of California, as the Board of Directors may designate or as the affairs of the corporation may require from time to time.

ARTICLE II. BOARD OF DIRECTORS

Section 1.	General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2.

Number, Term, and Qualifications. The number of Directors constituting the Board of Directors shall be fixed from time to time by the Board of Directors, but shall be no less than twelve and no more than twenty-one. Each director shall hold office until his death, resignation, retirement, removal, disqualification or his successor shall have been elected and qualified. Directors need not be residents of the State California.

Section 3.

Election of Directors. The directors shall be elected by the vote of the directors then in office; and those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected. If any director so demands, the election of directors shall be by ballot.

Section 4.	Removal. Any director may be removed at any time with our without cause by the vote of a majority of the directors present at a meeting at which quorum is present.

Section 5.

Vacancies. Any vacancy occurring in the elected directors may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum, or by the sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 6.

Chairman of Board. There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. In the absence of a Chairman, the President shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

Section 7.

Compensation. The Board of Directors may not compensate directors for their services as such but by resolution may pay a fixed sum for attendance at meetings of the Board of Directors and may provide for the payment of any or all expenses incurred by directors in attending regular and special meetings of the Board.

ARTICLE III. MEETINGS OF DIRECTORS

Section 1.

Regular Meetings. A regular annual meeting of the Board of Directors shall be held annually at the principal office of the corporation or at such other place as the Board may designate. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of California, for the holding of additional regular meetings.

Section 2.

Special Meetings. Special meetings of the Board of Directors may be called or at the request of the President or any three (3) directors. Such a meeting may be held either within or without the State of California, as fixed by the person or persons calling the meeting.

Section 3.

Notice of Meetings. Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least ten days before the meeting, give written notice thereof delivered personally or sent by mail to each director at his address as shown by the records of the corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed with postage thereon prepaid. Such notice need not specify the purpose for which the meeting is called.

Section 4.

Waiver of Notice. Any director may waive notice of any meeting. The attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.	Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 6.	Manner of Acting. Except as otherwise provided in these bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 7.

Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his contrary vote is recorded or his dissent is otherwise entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 8.

Informal Action by Directors. Action taken by a majority of the directors without a meeting is nevertheless Board action if written consent to the action in question is signed by all the directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

Section 9.

Committees of the Board. The Board of Directors, by resolution adopted by a majority of the directors present at a meeting at which a quorum is present, may designate directors to constitute an Executive Committee and other committees, each of which, to the extent authorized by law and provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

ARTICLE IV. OFFICERS

Section 1.

Officers of the Corporation. The officers of the corporation shall consist of a President, a Vice President, a Secretary, a Treasurer, and such Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person, but no officer may act in more than once capacity where action of two or more officers is required. In addition, the Board of Directors may from time to time appoint one or more persons to staff positions, including the position of Executive Director, to carry out the instructions of the Board of Directors and the Corporation’s officers.

Section 2.

Election and Term. The officers of the corporation shall be elected annually by the Board of Directors and each officer shall hold office for one year or until his successor shall have been elected and qualified. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

Section 3.

Compensation of Officers. The compensation of all officers of the corporation shall be fixed by the Board of Directors and no officer shall serve the corporation in any other capacity and receive compensation therefor unless such additional compensation be authorized by the Board of Directors.

Section 4.

Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the corporation will be served thereby; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5.

Bonds. The Board of Directors may by resolution require any officer, agent, or employee of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.

Section 6.

President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at meetings of the Board of Directors in the Chairman of the Board is not present or if there is no Chairman of the Board. He shall sign, with the Secretary, an Assistant Secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent ot the corporation, or shall be required by law to be otherwise signed or executed; and in general he shall perform all duties incident to the office of President and such other duties as they may be prescribed by the Board of Directors from time to time.

Section 7.

Vice President. In the absence of the President or in the event of his death, inability, or refusal to act, the Vice President, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him the President or Board of Directors.

Section 8.

Secretary. The Secretary shall: (a) keep the minutes of the meetings of the Board of Directors and of all Executive Committees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; and (d) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 9.

Assistant Secretaries. In the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries, in the order of their length of service as Assistant Secretary, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the restrictions upon the Secretary. They shall perform such other duties as may be assigned to them by the Secretary, by the President, or by the Board of Directors.

Section 10.

Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such depositories as shall be selected in accordance with the provisions of Section 4 of Article V of these bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors, or by these bylaws.

Section 11.

Assistant Treasurers. In the absence of the Treasurer or in the event of his death, inability, or refusal to act, the Assistant Treasurers, in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all restrictions upon the Treasurer. They shall perform such other duties as may be assigned to them by the Treasurer, by the President, or by the Board of Directors.

ARTICLE V. CONTRACTS, LOANS, CHECKS, DEPOSITS AND GIFTS

Section 1.

Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2.

Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3.

Checks and Drafts. All checks, drafts, or other orders for the payment of money, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. In the absence of such resolution, such instruments shall be signed by the Treasurer and countersigned by the President or Vice President of the corporation.

Section 4.	Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the Board of Directors may select.

Section 5.	Gifts. The Board of Directors may accept, on behalf of the corporation, any contribution, gift, bequest or devise for the general purpose or for any special purposes of the corporation.

ARTICLE VI. GENERAL PROVISIONS

Section 1.

Seal. The corporate seal of the corporation shall consist of two concentric circles between which is the name of the corporation and in the center of which is inscribed SEAL; and such seal, is hereby adopted as the corporate seal of the corporation.

Section 2.

Indemnification. Any person who at any time serves or has served as a director, officer, employee or agent of the corporation, or in such capacity at the request of the corporation for any other corporation, partnership, joint venture, trust, other enterprise, shall have a right to be indemnified by the corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with any threatened pending or completed action, suit, or proceedings, whether civil, criminal, administrative, or investigative, and whether or not brought by or on behalf of the corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit, or proceeding.

The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him.

Any person who at any time after the adoption of this bylaw serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive or any other rights to which such person may be entitled apart from the provision of this bylaw.

In addition to the foregoing, the Board of Directors shall have the right and power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

Section 3.	Fiscal Year. The fiscal year of the corporation shall be fixed by the Board of Directors.

Section 4.

Amendments. Except as otherwise provided herein, these bylaws or the corporation’s articles of incorporation may be amended or repealed and new bylaws (or amended articles of incorporation) may be adopted by the affirmative vote of two thirds of the directors then holding office at any regular or special meeting of the Board of Directors at which a quorum is present, provided that at least ten (10) days written notice is given of intention to alter, amend, repeal or adopt new Bylaws (or articles of incorporation) at such meeting.

Section 5.

Distribution Upon Dissolution. Upon dissolution, all of the corporation’s assets shall, after all of its liabilities and obligations have been discharged or adequate provision made therefor, be distributed to any association or associations organized for purposes similar to the purpose of the corporation as may be designated by a majority of the directors of the corporation then holding office, provided that such organization is an organization qualified under Section 501(c) (3) of the Internal Revenue Code of 1954, as amended.

Section 6.

Books and Records. The corporation shall keep correct and complete books and records and shall also keep minutes of the proceedings of the Board of Directors and committees having any of the authority of the Board of Directors. The books, records and papers of the corporation shall be at all times, during reasonable business hours, be subject to inspection by any director. The articles of incorporation and the bylaws of the corporation shall be available for inspection by any member at the principal office of the corporation.